UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 9, 2010

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2010, Comverse Technology, Inc. (the “Company”) received a resignation letter tendered by Howard Woolf, Senior Vice President, Global Services of Comverse, Inc., the Company’s wholly-owned subsidiary.  Mr. Woolf’s employment with the Company will terminate effective June 30, 2010.

On May 12, 2010, the Company named Philip H. Osman, as Senior Vice President, Global Services of Comverse, Inc., replacing Mr. Woolf, effective May 31, 2010.

Mr. Osman, age 56, has more than 30 years of leadership experience building and operating successful businesses for communications companies.  From 2006 to 2010, he served as the Principal at FastBreak Solutions, LLC, a company that provides advice to senior executives across the global technology and communications sectors on the development and deployment of next generation mobile networks, applications and devices.  From 1999 to 2005, he served AT&T Wireless/Cingular in various roles, including Executive Vice President - Merger Integration and Executive Vice President and Chief Operating Officer - Mobile Multimedia Services.  From 1978 to 1999, Mr. Osman served AT&T in various management positions.  He earned a Master of Business Administration degree from New York University and a Bachelor of Arts degree from Trinity College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2010	By:	/s/ Shefali A. Shah
	Name:	Shefali A. Shah
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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